SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934





Date of Report (Date of earliest event reported): April 22, 1998


                          The Stanley Works
               (Exact name of registrant as specified in charter)


  Connecticut               1-5224              06-058860
(State or other          (Commission         (IRS Employer
jurisdiction of          File Number)        Identification No.)
incorporation)



1000 Stanley Drive, New Britain, Connecticut            06053
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:(860) 225-5111




                         Not Applicable
   (Former name or former address, if changed since last report)











                        Page 1 of 11 Pages
                Exhibit Index is located on Page 4

     Item 5.   Other Events.


               1. On April 22, 1998, the Registrant issued a press release announcing first quarter earnings. Attached as Exhibit (20)(i) is a copy of the Registrant's press release.


     Item 7.   Financial Statements, Pro Forma Financial
               Information and Exhibits.

          (c)  20(i)     Press release dated April 22, 1998
                         announcing Stanley's first quarter
                         results.

               20(ii)    Cautionary statements relating to
                         forward looking statements included in
                         Exhibit 20(i).


































                        Page 2 of 11 Pages


                            SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized



                                   THE STANLEY WORKS



Date: April 22, 1998               By:       Theresa F. Yerkes
                                   Name:     Theresa F. Yerkes
                                   Title:    Vice President and
                                             Controller

































                        Page 3 of 11 Pages

                          EXHIBIT INDEX

                    Current Report on Form 8-K
                      Dated April 22, 1998



          Exhibit No.                                  Page

          20(i)                                          5

          20 (ii)                                       11







































                        Page 4 of 11 Pages
FOR IMMEDIATE RELEASE                       Exhibit (20) (i)


THE  STANLEY  WORKS  CORE  EARNINGS  UP  16%  IN  1ST  QUARTER

New Britain, Connecticut, April 22, 1998:  The Stanley Works (NYSE:
 "SWK") announced that "core" earnings increased by 16% in its first quarter ended April 4, 1998. Core results exclude restructuring charges, restructuring-related transition costs and certain other non-recurring costs.

First quarter core net income increased to $47 million, or $.51 per diluted share, from prior-year first quarter core earnings of $40 million, or $.44 per diluted share. Core operating margin improved to 12.2% from 11.1%, driven by higher volume, better productivity and reduced material costs, partially offset by weaker prices and a stronger dollar.

Reported earnings were $36 million, or $.40 per diluted share, compared with the prior year's net income of $37 million, or $.41 per diluted share. These amounts reflect $16 million, or $.11 per share, of restructuring-related transition and other costs incurred in the first quarter this year and $5 million, or $.03 per share, of restructuring charges and restructuring-related transition costs incurred in last year's first quarter.

First quarter net sales were up 4% to $672 million from $647 million in the same period last year, including the negative effects of pricing and currency translation. Unit sales volume from ongoing businesses was up 6%. This increase was led by the MacTools and storage systems components of the mechanics tools business, fastening systems and mirrored closet doors in North America. Hand tool sales volumes in Europe were also strong.

Core gross margins were up significantly to 35.9%, from 34.1% in 1997, as higher volume and procurement savings impacted the consumer tools, mechanics tools and MacTools margins positively. As expected, this benefit was somewhat offset by selling, general and administrative expenses which, on a core basis, increased to 23.6% from 23.0% of sales. Inherent in the MacDirect initiative are higher gross margins and selling costs. Further, in its early stages, the company's reallocation of resources brings about a positive effect on gross margins, but increases marketing, advertising and product development spending. Management is gauging the latter to achievement of restructuring savings.






                       Page 5 of 11 Pages
 "Our people delivered shareholder expectations while undergoing fundamental changes in virtually every aspect of our business," said John M. Trani, Chairman and Chief Executive Officer. "We are particularly encouraged by this quarter's sales growth in our mechanics tools business. Our traditional Mac distributors and new MacDirect associates combined to deliver double-digit sales growth. Our 1.1 percentage point improvement in core operating margin shows continued progress toward establishing the lower cost structure necessary to invest for growth."

Core segment operating margin was 13.8% versus 12.7% in 1997. The Tools segment delivered strong operating profit improvement, rising to 14.6% from 13.4% last year, despite continuation of a competitive pricing environment for fastening systems. Hardware operating profits increased to 16.4% from 15.1% last year, while Specialty Hardware operating profit declined to 3.3% from 4.4% in 1997 primarily due to the sale of the European access technologies business.

Restructuring-related transition costs represent consulting, moving, start-up and duplicative facility costs. Other costs excluded from "core" results include year-2000 systems compliance costs. As previously announced, the company expects to incur approximately $100 million of such restructuring-related transition and other costs through mid-1999. The attached table, "Business Segment Information", provides clarification of reported results for the first quarters of 1998 and 1997, reconciling them with normalized core results.

The Stanley Works, an S&P 500 company, is a worldwide supplier of tools, hardware and door systems for professional, industrial and consumer use.


Investors    Gerard J. Gould                 Media    Vance N. Meyer
Contact:     Director, Investor Relations    Contact: Director, Communication
            (860) 827-3833 office                     & Public Affairs
            (860) 658-2718 home                       (860)  827-3871 office
                                                      (203)  929-9502 home

This press release contains forward looking statements as to expected levels of restructuring-related transition and other costs related to the growth initiatives announced in 1997. Cautionary statements accompanying these forward-looking statements are set forth, along with this news release, in a Form 8-K filed with the Securities and Exchange Commission today.

The Stanley Works corporate press releases are available through PR Newswire's "Company News On-Call" service. By FAX: dial 1-800-758-5804, ext. 874363 or on the internet at: http://www.prnewswire.com or http://www.StanleyWorks.com.


                       Page 6 of 11 Pages




                  THE STANLEY WORKS AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
        (Unaudited, Millions of Dollars Except Per Share Amounts)




                            First Quarter
                           1998       1997

Net Sales                $ 671.9   $  646.6

Costs and Expenses
  Cost of sales            435.0      431.4
  Selling, general and
    administrative         171.1      153.2
  Interest - net             4.8        4.3
  Other - net                2.8        3.6
  Restructuring and
    asset write-offs          -        (4.6)

                           613.7      587.9

Earnings Before
    Income Taxes            58.2       58.7

Income Taxes                21.8       22.0

Net Earnings              $ 36.4   $   36.7

Net Earnings Per Share
    of Common Stock
    Basic                 $ 0.41   $    0.41

    Diluted               $ 0.40   $    0.41

Dividends Per Share       $ 0.20   $   0.185

Average Shares Outstanding
    (in thousands)
    Basic                 89,483      89,347

    Diluted               90,520      90,138






                       Page 7 of 11 Pages

                  THE STANLEY WORKS AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS
                   (Unaudited, Millions of Dollars)



                                                  April 4         March 29
                                                   1998             1997

ASSETS
   Cash and cash equivalents                   $    93.2       $    76.4
   Accounts receivable                             491.1           453.3
   Inventories                                     331.2           329.2
   Other current assets                             88.3            40.3

        Total current assets                     1,003.8           899.2

   Property, plant and equipment                   501.6           561.6
   Goodwill and other intangibles                  102.1            95.9
   Deferred income taxes                            36.7             -
   Other assets                                     99.9            76.8

                                               $ 1,744.1       $ 1,633.5


LIABILITIES AND SHAREHOLDERS' EQUITY
   Short-term borrowings                       $   124.0       $    53.7
   Accounts payable                                159.1           111.2
   Accrued expenses                                229.9           193.1
   Accrued restructuring                            89.6            29.0

        Total current liabilities                  602.6           387.0

   Long-term debt                                  275.3           298.9
   Other long-term liabilities                      239.1           155.7
   Shareholders' equity                            627.1           791.9

                                               $ 1,744.1       $ 1,633.5














                       Page 8 of 11 Pages


                        THE STANLEY WORKS AND SUBSIDIARIES
                             PRICE/VOLUME INFORMATION
                          (Unaudited, Millions of Dollars)

NET SALES
                                            First Quarter

                                            Unit    ACQ/
                           1998    Price   Volume   DVT  Currency     1997

INDUSTRY SEGMENTS
     Tools
       Consumer         $  176.6     1 %      3%    (1)%    (4)%    $  178.0
       Industrial          147.5    (1)%     12%      -      -         132.6
       Engineered          188.4    (2)%      7%     6 %    (2)%       172.1

         Total Tools       512.5    (1)%      7%     2 %    (2)%       482.7

     Hardware               96.3    (3)%      7%      -     (1)%        93.1
     Specialty Hardware     63.1     2 %      1%   (13)%    (1)%        70.8

       Consolidated     $  671.9    (1)%      6%     - %    (1)%     $ 646.6

GEOGRAPHIC AREAS
     United States      $  475.7    (1)%      7%    (2)%    -       $  455.8
     Europe                119.9     1 %      7%     8 %    (5)%       107.8
     Other Areas            76.3     1 %      -     (2)%    (7)%        83.0

       Consolidated     $  671.9    (1)%      6%     -      (1)%    $  646.6























                       Page 9 of 11 Pages

                         THE STANLEY WORKS AND SUBSIDIARIES
                             BUSINESS SEGMENT INFORMATION
                           (Unaudited, Millions of Dollars)

OPERATING PROFIT
                                    First Quarter 1998

                                              Related                 Core
                                   Restrg   Transition               Profit
                       Reported    Charges     Costs     Core        Margin

INDUSTRY SEGMENTS
    Tools             $  62.9     $  -       $  12.0      $ 74.9      14.6%
    Hardware             13.7        -           2.1        15.8      16.4%
    Specialty Hardware   (0.1)       -           2.2         2.1       3.3%

       Total             76.5        -          16.3        92.8      13.8%
    Net corporate                    -
       expenses         (11.5)       -            -        (11.5)
    Interest expense     (6.8)       -            -         (6.8)

    Earnings before
       income taxes   $  58.2     $  -        $ 16.3      $ 74.5

GEOGRAPHIC AREAS
    United States     $  55.2     $  -        $ 14.3      $ 69.5      14.6%
    Europe               13.4        -           1.3        14.7      12.3%
    Other Areas           7.9        -           0.7         8.6      11.3%

       Total          $  76.5     $  -       $  16.3     $  92.8      13.8%

                                     First Quarter 1997

                                   Restrg     Related                 Core
                                   & Other   Transition              Profit
                       Reported    Charges     Costs        Core     Margin

INDUSTRY SEGMENTS
    Tools             $  56.0     $   1.1     $  7.6      $  64.7     13.4%
    Hardware             11.8         0.4        1.9         14.1     15.1%
    Specialty Hardware    2.3         0.6        0.2          3.1      4.4%

       Total             70.1         2.1        9.7         81.9     12.7%
    Net corporate
       expenses          (5.8)       (6.7)       0.1        (12.4)
    Interest expense     (5.6)         -          -          (5.6)

    Earnings before
       income taxes   $  58.7    $   (4.6)     $ 9.8      $  63.9

GEOGRAPHIC AREAS
    United States     $  53.2    $    1.2     $  7.6      $  62.0     13.6%
    Europe               11.3         0.4        1.1         12.8     11.9%
    Other Areas           5.6         0.5        1.0          7.1      8.6%

       Total          $  70.1    $    2.1     $  9.7      $  81.9     12.7%




                      Page 10 of 11 Pages
Exhibit (20) (ii)

                     CAUTIONARY STATEMENTS
   Under the Private Securities Litigation Reform Act of 1995

Certain risks and uncertainties are inherent in the current estimation of the level of restructuring-related transition costs and other non-recurring costs that are expected to be incurred through mid-1999.

The level of such costs actually incurred will depend on the ability of the company to manufacture products that meet customer requirements for on-time delivery, quality and value and the ability to develop and execute comprehensive plans for the facility consolidations; the ability of the organization to complete the transition to a product management structure without losing focus on the business; the availability of vendors to perform the non-core functions; the successful recruitment and training of new employees; the resolution of any labor issues related to closing facilities; the need to respond to significant changes in product demand during the transition; the complexity and ultimate extent of year-200 compliance efforts and unforeseen events. The level of restructuring-related transition costs and other non-recurring costs actually incurred will also be affected by pricing pressure within the company's markets and other changes in its competitive markets, the continued consolidation of customers in consumer channels, increasing global competition, changes in trade, monetary and fiscal policies and laws, inflation, currency exchange fluctuations, the impact of currency exchange rates on the competitiveness of the company's products and recessionary or expansive trends in the economies in which the company operates.



























                       Page 11 of 11 Pages